REFINITIV STREETEVENTS EDITED TRANSCRIPT PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call EVENT DATE/TIME: OCTOBER 29, 2020 / 2:00PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

OCTOBER 29, 2020 / 2:00PM, PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call CORPORATE PARTICIPANTS Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director John A. Forbes Patrick Industries, Inc. - Interim CFO & Director Julie Ann Kotowski Patrick Industries, Inc. - Director of IR CONFERENCE CALL PARTICIPANTS Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Daniel Joseph Moore CJS Securities, Inc. - MD of Research Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the Patrick Industries, Inc. Third Quarter 2020 Earnings Conference Call. My name is Kevin, and I'll be your operator for today's call. (Operator Instructions) As a reminder, this conference is being recorded. It's now my pleasure to turn the call over to Ms. Julie Ann Kotowski from Investor Relations. Ms. Kotowski, please begin. Julie Ann Kotowski - Patrick Industries, Inc. - Director of IR Good morning, everyone, and welcome to Patrick Industries' Third Quarter 2020 Conference Call. I am joined on the call today by Andy Nemeth, President and CEO; and John Forbes, interim CFO. Certain statements made in today's conference call regarding Patrick industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, including, without limitation, the disruption of business resulting from unforeseen events, such as the ongoing impact of the COVID-19 pandemic and its impact on economic conditions, capital and financial markets and our operations, which could cause the actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2019 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date the forward-looking statements are made. I would now like to turn the call over to Andy Nemeth. Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director Thank you, Julie Ann. Good morning, everyone, and thank you for joining us on the call today. Before we cover the details of our quarterly results, I want to provide an update on our successful efforts to continue to prioritize a safe and healthy workplace for our team members and customers in the COVID-19 environment, while aggressively supporting an unprecedented rise in demand in our end markets. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

OCTOBER 29, 2020 / 2:00PM, PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call All of our facilities are up and running, and we have integrated and continue to successfully integrate safety protocols across our platform aligned with CDC, state and local guidelines and recommendations into this new normal environment as we adapt to the changing dynamics of this global pandemic. The tremendous hard work, dedication, drive and passion exhibited by our team members continues to be both humbling and inspiring as they respond to the strong demand for our products and adhere to equally demanding production schedules. These achievements have also been made possible by the mutual support and compassion we have for one another as we uphold our common team values, which continue to be an essential part of our culture. It's amazing to witness the tenacity and resiliency of our team members in today's COVID-19 environment. Our leisure lifestyle markets, which represent 74% of our revenues, continued their strong run again in the third quarter, attracting new buyers due to the continuation of positive lifestyle and secular trends in domestic travel and outdoor recreation activities. These trends in the RV and marine markets are also creating and stimulating a network effect that is expanding the breadth and depth of our touches in our addressable markets. Our MH and industrial platforms, representing 26% of our third quarter revenues, are seeing tailwinds from very tight housing market conditions, an increase in home improvement activity, and the increasing migration to suburban and rural communities. Both MH OEMs and single-family homebuilders are reporting increasing backlogs extending out several months. With that as context, our third quarter operating performance was strong as we were able to offset labor hiring headwinds, wage increases and overtime inefficiencies by leveraging our lean fixed cost structure, and as a result of the tremendous commitment of our team members to our brands and to taking care of our customers. Our financial metrics benefited as a result with improvement in gross profit, operating income, net income and diluted earnings per share. Our third quarter revenues increased $135 million or 24% versus the prior year, reflecting the momentum in most end markets and our ability to shift gears when customer demand accelerates. We earned $1.62 per diluted share, a 76% increase over the prior year third quarter. Cash flows were strong, and we returned approximately $11 million of capital to our shareholders via dividends and opportunistic share repurchases, consistent with our disciplined capital allocation strategy. At the end of the third quarter, we had $473 million of available liquidity, which includes approximately $62 million of cash on hand, and our net leverage was at 2.2x, right in line with our targeted financial policy. Now turning to our end markets. The momentum we saw building in May and June continued through the third quarter, resulting in improvements in 3 of our 4 end markets. RV and marine dealer inventories, both used and new, are at statistical lows when compared to historical weeks on hand, and RV and marine retail sales are as strong as we have seen in recent memory. OEMs in both markets continue to flex their production schedules up to meet retail demand and manage backlogs, which are a product of very strong consumer demand coupled with lean inventories. Housing demand driven by tight housing inventories, low interest rates and a shift from urban to suburban and rural housing has expanded demand in our industrial market and is a tailwind for our MH market. Now taking a deeper dive. Our RV revenues were up $111 million or 36% in the third quarter and represented 60% of our consolidated sales. RV wholesale unit shipments were up 33%, totaling more than 124,000 units for the quarter, and we estimate retail unit shipments increased 25% to 30% in that same period or between 170,000 to 175,000 units sold for the third quarter. Dealer inventories continue to trend at extremely low historical levels as retail sales outpaced wholesale shipments and immediate retail sell-through at the dealer level continues to prolong the timeline for dealer inventory replenishment cycle to begin. Based on our estimates, we believe between 45,000 and 50,000 additional units were pulled out of the inventory channel during the quarter, over 100,000 units year-to-date and over 165,000 units over the last 18 months. We continue to be energized as well about the longer-term growth potential of the RV market, the continued strong traffic and engagement at the dealers from new RV buyers, unprecedented awareness of the RV lifestyle, OEM and dealer commitments to driving a strong value proposition of the industry and promoting the lifestyle for future generations, 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

OCTOBER 29, 2020 / 2:00PM, PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call and the recently enacted Great American Outdoors Act will all provide greater opportunities and capacity for Americans to experience camping outdoors. On the marine side of our business, momentum continues to mirror the RV wholesale, retail and dealer inventory levels. Our marine revenues were up $18 million or 25% for the quarter on estimated marine wholesale unit shipments that were down approximately 4% in the same period and marine retail shipments that are estimated to be up approximately 30% to 35% in the quarter. The marine industry has experienced a similar strong increase in new buyers, driven by the same secular trends in outdoor recreation. Heavy boat usage patterns and resulting demand for new marine products, including aftermarket products, have created historically low channel inventories. We expect a very positive demand trajectory for marine wholesale unit shipments in the fourth quarter of 2020 and healthy supply and demand dynamics in 2021. In summary, the leisure lifestyle markets are poised to see a long-term network effect as a result of new entrants into the space as family, friends, neighbors and communities are exposed to the wide-ranging benefits of domestic recreation and the customer base and associated addressable markets achieve their long-term growth potential. The RV and marine markets are ideally positioned to support continued social distancing, combined with the value proposition of spending quality time with family and friends and as well, highlight the tremendous attractiveness of domestic leisure recreational travel and enjoyment. Historically, lean RV and marine inventories and a broadening of the addressable markets through the expansion of the customer base lead us to believe that the leisure lifestyle markets are poised to continue their strong trends through the final quarter of 2020, full year 2021 and into 2022. Now turning to the housing and industrial side of our business. In our housing and industrial end markets, we as well saw tailwinds this quarter due to strong new single-family housing starts and the continued surge in home improvement projects and related do-it-yourself activities. The trend in demand moving from urban centers to suburban and rural areas, driven in part by the impact of COVID-19 and the desire for increased space and social buffers, continued in the quarter. This lends further support to single and multifamily housing demand in those areas as well as attractive opportunities in the MH market. The housing market remains tight and affordability of manufactured housing is very strong. The MH markets have essentially recovered from the impact of COVID-19 and strong demographic trends in addition to increasing OEM backlogs indicate robust current demand and future growth potential. Our manufactured housing sales represented 15% of our total revenues in the third quarter and were relatively flat compared to the third quarter of 2019 on an estimated decrease in MH wholesale unit shipments of 2%. MH sales have been gradually recovering since June, with OEMs experiencing intermittent labor and COVID headwinds in the quarter, resulting in delays in MH unit production and orders for some of our products. The long-term potential of the MH market will continue to benefit from several factors, including a tight housing market, a shift from urban to suburban and rural, the recent reinforcement of homeownership, continued narrowing of the financing spread between traditional and MH financing, and a need for affordable housing. MH has a substantially lower price point compared to stick built homes, with MH representing an estimated 80% of new homes sold under $150,000. Revenues in our industrial business, which represented 11% of our overall sales mix in the third quarter, increased 9% compared to the prior year. Our supply to new residential construction, the remodeling market, and Big Box home improvement was driven by a resurgence in single-family housing starts and a robust home improvement demand. Additional demand drivers include low interest rates, an increase in demand for suburban homes and what continues to be a tight housing market supply. Continuing their strong recovery in June, new housing starts increased 11% in the third quarter. Our residential new construction products are generally the last to go into a new unit and trail new housing starts by 4 to 6 months. Single-family housing starts increased 17% in the third quarter, while multifamily housing starts decreased 1%. The South West and Midwest have rebounded, while the Northeast and Northwest multifamily is still catching up with some bottlenecks and capacity constraining protocols due to COVID-19 effects. In summary, strong fundamental demographics and new secular trends and tailwinds in all 4 of our primary markets have poised our business to expand and grow. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 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OCTOBER 29, 2020 / 2:00PM, PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call We are aggressively investing in our infrastructure in alignment to support the OEMs and builders as they cultivate and establish new networks of buyers, which we believe will lead to continued expansion of our addressable markets in both the leisure lifestyle industry and our housing and industrial markets. We currently anticipate RV wholesale shipments to be up 25% to 30% in the fourth quarter of 2020 and mid-single digits for the full year on retail shipments that are estimated to be up 15% to 20% for the fourth quarter and mid- to high single digits for the full year. For 2021, RVIA is currently estimating an approximate 20% increase in wholesale unit shipments to 507,000 units, and we believe there is upside opportunity. We anticipate fourth quarter 2020 marine wholesale shipments to be up approximately 10% to 15% and down low double digits for the full year after destocking in the first quarter prior to COVID. For 2021, we currently anticipate marine wholesale to be up 20% to 30% on retail that is estimated to be up low single digits to mid-single digits, if not more. Based on these estimates and the continued strong retail demand, we believe in both RV and marine markets, the channel inventories will remain well below recent historical levels and will not be calibrated until late '21 or into 2022 at this point. In the manufactured housing and industrial markets, we currently expect MH wholesale unit shipments to increase low to mid-single digits for the fourth quarter and 2021, and new housing starts to continue their strong trajectory of high single-digit to low double-digit growth into the fourth quarter of 2020 and into 2021. The strong rebound in our markets, our sound and flexible capital structure, our disciplined leverage position and our robust cash flows have positioned us extremely well for the future growth in our markets. We invested $11 million in CapEx in the third quarter, which helped to increase facility capacity and broaden production output and automation, while also alleviating certain labor constraints and improving our flexibility to meet the sharp uptick in market demand. We have strategically and aggressively pulled forward capital expenditures related to automation and throughput optimization from 2021 to ensure that we are in a position to support the expected tremendous demand patterns in our markets in 2021 and beyond. And while our market projections are planning for strong growth in 2021 and beyond, we are positioning our capacity levels in advance of that to ensure that we can flex with our customers' demand levels and continue to capture market share where other lifestyle businesses can't. Strategically, we further invested $99 million in 3 acquisitions in the third quarter, expanding our penetration of the RV space with Synergy RV Transport, into the marine space with Inland Plywood, and the industrial space with Front Range Stone. These 3 acquisitions present attractive growth opportunities, add tremendous talent to our team, leverage our existing operations, and increase our presence into the 3 key end markets. We continue to maintain and cultivate a full acquisition pipeline and evaluate businesses that will help further bolster our leisure lifestyle and housing product portfolio and overall solutions-based value proposition. I'll now turn the call over to John, who will provide additional comments on our financial performance. John A. Forbes - Patrick Industries, Inc. - Interim CFO & Director Thanks, Andy. Our consolidated net sales for the third quarter increased 24% to $701 million, driven by increases in 3 of our 4 primary end markets. Our leisure lifestyle end markets continue to benefit from the popularity of RV and marine in the COVID-19 environment, while our industrial market benefited from a strong housing and remodeling environment. Revenue from our leisure lifestyle markets, which is comprised of RV and marine increased 34%, with RV and marine revenues up 36% and 25%, respectively. RV content per unit on a TTM basis was relatively flat at approximately $3,140 per unit and estimated marine content per unit increased approximately 16% to $1,915 per unit, including the impacts of the COVID-19 shutdown. Revenues from our housing and industrial markets 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

OCTOBER 29, 2020 / 2:00PM, PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call increased 3% in the quarter, with MH revenues down 1% versus the prior year, and industrial revenues up 9% compared to the prior year quarter. Estimated MH content per unit increased 4% to $4,503 per unit. Gross margin in the third quarter was 19.1%, increasing 70 basis points compared to the prior year. The gross margin improvement was primarily driven by benefits of leveraging our fixed operating cost against a strong increase in revenue but was partially offset by labor increases and inefficiencies related to overtime. Operating expenses were 10.5% of sales compared to 11.8% in 2019. Warehouse and delivery expenses decreased 60 basis points due to a lower mix of MH sales in the quarter. SG&A expenses were 5.4% of sales in the quarter, a 60 basis point decrease compared to the prior year, primarily reflecting higher sales volumes and the leveraging of our cost structure. Operating income of $60 million increased 60% in the third quarter and operating margin of 8.5% increased 190 basis points, primarily due to the increased sales volume and leveraging of our fixed costs. Our net income per diluted share in the third quarter was $1.62, up from $0.92 in the prior year. Our overall effective tax rate decreased to 24.3% for the third quarter of 2020 compared to 26% in the prior year. The decrease primarily reflects the impact of certain state and federal income tax benefits. For the full year 2020, we are now estimating our all-in effective tax rate to be in the range of 24% to 25%. Now turning to the balance sheet. Our total assets increased by approximately $104 million as of September 27, 2020, largely reflecting the addition of acquisition-related assets. Looking to cash flows. We generated approximately $113 million of operating cash flows for the first 9 months of 2020, a decrease of 8% compared to the prior year. The decrease primarily reflects the net income impact of the COVID-19 business disruptions that largely affected late first quarter and second quarter 2020 operating results. Operating cash flows for the third quarter of 2020 were $73 million, an increase of $45 million or 160% from the $28 million in the third quarter of 2019. The increase in the third quarter of 2020 is attributable to the improvement in our RV, marine and industrial end market performance compared to the prior year. While we made the strategic decision to pause certain strategic initiatives, such as capital expenditures, acquisitions and share repurchases in the second quarter due to COVID-19 uncertainties, we resumed all 3 of these allocation initiatives as the end market demand increased in the third quarter of 2020 fueled our investment of $99 million in business acquisitions. As Andy mentioned earlier, these acquisitions were made to expand our product offerings and geographic presence in the RV, marine and industrial end markets. Investments in business acquisitions totaled $124 million on a year-to-date basis. In addition, in alignment with our balanced capital allocation strategy and dividend policy, we invested $11 million in capital expenditures in the third quarter of 2020 to support operational improvements and growing end market demand. We returned approximately $6 million to shareholders in the form of quarterly dividends and almost $5 million in the form of share repurchases. We have approximately $473 million of total liquidity at the end of the third quarter, including $62 million of cash on hand with no major debt maturities until 2023. Our strong operating cash flows position us to capitalize on strategic growth opportunities, return capital to our shareholders and maintain our disciplined capital allocation strategy with attention to our long-term leverage profile. Our leverage position at the end of the third quarter was 2.2x net debt to EBITDA. The final quarter of 2020 will set the stage for 2021. We expect a continuation of recent growth trends and preferences in our end markets. Our financial plan will be consistent with the growth expectations and opportunities Andy previously discussed. Geographic diversification and scalability will enable us to support and partner in the growth of our addressable end markets. Proactive capital and strategic investments made possible through our strong cash flow and liquidity will allow us to stay ahead of the curve in fulfilling our customers' 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

OCTOBER 29, 2020 / 2:00PM, PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call needs. We estimate we will generate more than $200 million of operating cash flow in 2020, despite the short-term headwind we experienced in the second quarter of 2020 when many of our plants paused operations. We expect to complete the deployment of capital expenditures through the final quarter of the year to support increases in end market demand. We estimate $35 million of CapEx for the full year which will enable us to continue to flex with the expected growth of all our end markets. That completes my remarks, Andy. Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director Thanks, John. Our resources, liquidity and strong consistent cash flows will continue to allow us to deploy capital to further take advantage of growth and acquisition opportunities in alignment with our strategic plan. In addition, our highly variable cost structure and liquidity profile provide us the flexibility to stay ahead of changes in this dynamic macro environment, expand our infrastructure and other resources to meet customers' growing needs and maintain the flexibility to quickly pivot on our strategic plan to adapt to changes in both demand and economic conditions. The RV, marine and housing markets are growing and changing. Our portfolio of solutions for these end markets is positioned to accommodate ongoing changes in the way consumers travel, spend time outdoors and establish the footprint of our communities. The combination of our solid operational and financial foundation, customer-first performance-oriented culture and the talent, dedication and passion of our 8,000 team members will continue to position us to execute on our strategic plan as we strive to continuously exceed our customers' expectations. As we look ahead to '21, we are excited about the opportunities and growth potential in front of us and believe positive fundamental demographic trends and macroeconomic and secular tailwinds will lead to continued strong demand in our end markets. In addition, the ongoing support we receive from our customers, suppliers, Board of Directors and shareholders affords us the opportunity to continually strive towards our goal of increasing long-term shareholder value by serving our customers at the highest level, reinvesting in and protecting our talented and dedicated team members, dealing ethically and responsibly with our business partners and supporting our local communities. This is the end of our prepared remarks. We are now ready to take questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) Our first question today is coming from Brett Andress from KeyBanc Capital Markets. Brett Richard Andress - KeyBanc Capital Markets Inc., Research Division - Associate VP So a lot of investor conversation is around the state of the RV supply chain. And it sounds like you are in a position to meet demand potentially better than others. But what are you seeing across the broader supply chain? And I guess, maybe said another way, what gives you confidence the supply chain can meet a 25% to 30% increase in 4Q shipments? Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director Brett, this is Andy. Thanks very much for the question. Yes, I think we're in a really good spot as it relates to where we're situated today. We went into COVID with a very strong financial platform, first of all. And so as we work through the COVID shutdowns and then the subsequent ramp up, we really pushed our teams to put themselves in a position to be able to make sure they can take care of our customers coming out of COVID. And 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

OCTOBER 29, 2020 / 2:00PM, PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call so they did a great job doing that. And then we aggressively went after capital expenditures early in the game to make sure that we are positioning ourselves in both Q4 and into 2021. So we're feeling good about what we're doing from a capacity perspective. I think there's hotspots kind of across the space. But the supply base has been extremely resilient in managing and adapting to changing circumstances and run rates as it relates to the industry. So I view this as short term, and I view the supply base really being able to position itself well to support the increased run rates that we're expecting for next year. I think as we think about it, we definitely believe we're in a great position to be able to support that, and we're planning to invest through the fourth quarter here to make sure that we're in that position to support those run rates next year. Brett Richard Andress - KeyBanc Capital Markets Inc., Research Division - Associate VP Got it. Okay. And then a follow-up on the, I think it was 15% to 20% 4Q RV retail outlook. I mean, it's definitely an encouraging outlook. But is there anything that you're seeing in October trends that give you the confidence for the remainder of the quarter on retail? Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director Trends have been very consistent, both on the retail side as it relates to our channel checks with our partners. New buyer activity still remains strong. Retail units are still sold really through November and December at this point in time. So there's no channel refill occurring at this point, which, from our perspective, is a really good thing. It just extends out the cycle for the channel to be refilled back to appropriate levels into '21 and likely into '22. As it relates to wholesale, we've heard production increases and strong production rates to continue really through the fourth quarter and into the first quarter of '21 at this point in time. So nothing's really changed, if anything, we continue to hear robust demand across the platform. Operator Our next question today is coming from Daniel Moore from CJS Securities. Daniel Joseph Moore - CJS Securities, Inc. - MD of Research I wanted to drill down a little bit on the inventory levels, both in RV as well as marine, you talked about how many units have been stripped out. Maybe talk about where we are in terms of absolute levels, whether it's weeks of production, percentage of annual shipments today and kind of where that stands in terms of the upper and lower bounds over the last 10 years? Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director Sure, Dan. This is Andy. In the RV industry, in particular, we track the statistics there as it relates to retail, wholesale and inventories. And weeks on hand have been halved from where they were back in 2014 on roughly 45% to 50% more in retail volume. Inventory turns have doubled at this point in time compared to where they were if you just baseline kind of that 2014 year. So as we look at it, inventories are extremely lean right now and are absolutely going to need to be rebuilt for the foreseeable future. Similar story in the marine side of the business. I think as we watch kind of retail and wholesale match up fairly closely over the last couple of years, I think, with where we're at today and the strength of retail, we're definitely seeing the same situation as it relates to inventory turns, increasing weeks on hand decreasing and just not enough inventory out there. So we view this as very healthy, exciting, I think, as we look into 2021 and '22 and are excited about our potential to be able to take care of that. Daniel Joseph Moore - CJS Securities, Inc. - MD of Research Helpful. You mentioned despite the really strong operating leverage, some labor and overtime constraints, understandably. Any -- can we quantify that margin impact in the quarter and thoughts on either lingering inefficiencies or opportunity to correct those in Q4 and '21? 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

OCTOBER 29, 2020 / 2:00PM, PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call John A. Forbes - Patrick Industries, Inc. - Interim CFO & Director Yes, Dan, this is John. Just we really feel that labor inefficiencies in Q3 were 30 to 50 bps, and over time, being probably the most significant component of that. Second item would be, as we ramped up just some labor efficiencies as we work to ramp up our facilities. So those 2 items, needless to say, we've kind of worked through the ramp-up period. So we wouldn't expect those to continue on. We are continuing to work to add to our team to build labor. We will have some additional overtime in Q4, though. Daniel Joseph Moore - CJS Securities, Inc. - MD of Research Got it. Very helpful. And then what are you hearing about, obviously, demand is robust. The OEMs regarding holiday schedules relative to Q4 last year. And are you seeing or experiencing any rising COVID cases or intermittent shutdowns either at Patrick or across the supply chain? Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director Right now, I would tell you that we're expecting the production schedules for the holiday season here to be improved, if you will, over what they were last year. So we would expect more days of production than what we saw last year at this point in time. And then as it relates to COVID, our team has done a fantastic job of implementing COVID protocols. We've not had any serious clusters. We've had cases for sure, but our protocols are in place, and I believe that our team, again, has done a fabulous job of protecting our employees and taking care of our employees, especially while in the facilities. So no major issues at this point as it relates to COVID. The team continues to remain vigilant, and we continue to adapt to changing circumstances as it relates to COVID. But overall, we feel good about where we're at as it relates to making sure our employees are safe inside our facilities. Daniel Joseph Moore - CJS Securities, Inc. - MD of Research Perfect. And last for me. On the MH side, backlogs are through the roof for most of the OEMs but there's some significant near-term bottlenecks to production. How fast do you think they can alleviate those? And how fast do you think the MH business can grow in '21, the industry in general if not Patrick's? Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director Right now, as it relates to kind of MH, we're kind of thinking low to mid-single digits up in 2021. I think certainly, the labor is the biggest issue out there today. I know that some manufacturers are looking at opportunities to increase production and throughput in that space. And -- but they're dealing with the same things that we are as it relates to labor. But overall, I would tell you that, again, I think everybody is focused on it, and I think everybody is getting their arms around it and again, we're looking at doing anything we can from an automation perspective, not necessarily to eliminate positions but to reallocate to other areas where we do have bottlenecks. So I think what we would expect is that everybody else is doing that as well. Operator Our next question today is coming from Scott Stember from CL King & Associates. Scott Lewis Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Can you maybe talk about your view for RVs for next year? I know the RVIA is looking for a nice increase in shipment activity. But that -- when I look at those numbers, one can think that they're just looking at replacement demand. We're just trying to refill the coffers on the dealer lots. What are your expectations for retail? What do you think we could do, particularly if the industry is up, like you said, mid- to high single digits this year? 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

OCTOBER 29, 2020 / 2:00PM, PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director Our current expectation, I would tell you is that retail is going to be up low to mid-single next year, and that's going to continue to, again, prolong the channel refill cycle, I think, even with RVIA numbers. That being said, again, the manufacturers are adding capacity today to be able to support that. We're doing the same thing. So the industry has proven extremely flexible and nimble when it comes to the run rates and being able to flex and move with that. And so again, I think that as we look at it, we think that the balance is really well positioned for a long run here, especially at the wholesale level but still anticipate strong retail for next year. Scott Lewis Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst And on some of the supplier issues, obviously, you're faring much better than most. Could you give us any examples of any share gains that you've had because of some of your competitors not being able to fulfill demand? Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director Yes. I think that as we look at it, really, in Q3, I would tell you that our share gains have been relatively nominal. We picked up a little bit, but we've really been focused on making sure that we're taking care of our existing customers at this point in time, given the significance of the ramp-up. I think as we look forward, we're really excited about the opportunity to capture some share as we head through Q4 and into Q1 of next year, especially with the initiatives that we're putting in place on the capital side to be able to support that growth. So we've really been focused, again, on taking care of our existing customers because they've all ramped up extremely quickly. And we want to make sure that, again, we're taking care of those who have been there with us and absolutely focused on, again, driving that value proposition as we go forward with our flexible model. Scott Lewis Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And on the industrial side, nonres, could you talk about how those business trends are, whether it's high-rise or hospitality? Obviously, there's some weakness there. But maybe just give us a flavor of what's going on that side. Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director The biggest issue we see today, really 2 things. One, multifamily is a little bit constrained due to some COVID protocols. At least where we're at out in the Pacific Northwest. But as it relates to high-rise commercial, the biggest issue is constraints on the number of subs that can be inside a project at any given time due to the COVID distancing protocol. So that's really what's holding things back today. But overall, we think that, again, longer term, those markets are going to continue to be in a good spot. Operator Our next question today is coming from Craig Kennison from Baird. Craig R. Kennison - Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst So I'm sorry if I missed it. Did you report organic growth by category? 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

OCTOBER 29, 2020 / 2:00PM, PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call John A. Forbes - Patrick Industries, Inc. - Interim CFO & Director No. The -- we didn't in -- for the quarter, Craig, organic was 2%. And just to give you the rest of the story, we feel out of the 24% sales growth in the quarter, organic was 2%, acquisition was 6 percentage points and end market industry was 16%. Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director So the organic net of 2% is net of industry, just FYI. Craig R. Kennison - Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Yes, that's a good important clarification. I appreciate that. And then I know that in the RV market, there's been tremendous demand for entry-level units as more people join this industry. So ASP trends have been, I think, under pressure. Curious what your expectation is for content per unit, looks like it held flat. What's your outlook for content per unit maybe into next year? And then as some of these first-time buyers upgrade, do you see any upward trajectory in ASPs going forward? Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director Yes, Craig, this is Andy. I think as we look at it, we've definitely seen smaller units, a little bit of a shift there. It was already kind of on the low end of the spectrum as it relates to size of units heading into COVID. The new buyers certainly have been attracted into that space. And so ASPs under pressure as well as it relates to kind of pricing. We've been -- our markets and our commodities have been relatively stable, and we've given some pricing this year, so that's been a headwind. So as we look at kind of going forward, I think that as consumers upgrade, we certainly expect opportunities for content gains into '21. Craig R. Kennison - Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Great. And then on the margin front, a lot of incremental revenue coming in, how should we think about your incremental margin today given your changes in your portfolio and new acquisitions? Just trying to get a feel, I guess, for the incremental profitability of the business. John A. Forbes - Patrick Industries, Inc. - Interim CFO & Director Craig, this is John. Just a couple of things. We're -- we set out on a journey to improve op margins 30 to 50 bps this year. We're on track to do that. And as it relates to kind of higher sales volumes and our ability to leverage fixed costs. Absolutely, we saw that in Q3. We expect that to continue as we push forward. As we discussed, we've got some labor challenges, of course. We've got both overtime and then just some inefficiencies and staffing up challenges that do impact our margins. But all in, we expect to hit that target of 30 to 50 bps this year. Operator Our next question is coming from Steve O'Hara from Sidoti. Stephen Michael O'Hara - Sidoti & Company, LLC - Research Analyst Just maybe on maybe previous commentary made by some who you kind of dispute the impact of COVID on demand. And I'm just wondering, is there a way to kind of -- how do you guys think about the maybe COVID driven demand and maybe that's around the new buyers coming in versus kind of what growth might be outside of that? 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

OCTOBER 29, 2020 / 2:00PM, PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director Steve, this is Andy. I think that as we look at it, we think that the new buyers have certainly been on top of what was already strong fundamental demographic trends that were supporting the market. And so certainly the need and opportunity for social distancing but being able to get away has been a very attractive option for many consumers. And just anybody -- a lot of people that we talk to just out in the public are interested in the lifestyle and the space and being able to do that. So we believe that it's already -- we believe that, that COVID fundamental, if you will, the new buyer turn is already on top of a strong demographic trend. And we believe that's going to continue for the foreseeable future into '21, especially with the COVID overhang that continues to exist. So if anything, it's -- we believe it's been a plus. Stephen Michael O'Hara - Sidoti & Company, LLC - Research Analyst Okay. And then I guess just on the -- your kind of revenue per industry segment. I mean is the -- are there areas where it's not due to the delta between you guys and the industry is not due to acquisitions where maybe you're outperforming kind of unrelated to acquisitions or underperforming due to supply constraints on your end? Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director I think that we've got hotspots here and there across the platform as it relates to just some supply constraints, but nothing overly significant. And what I mean by that is that we see opportunities to be able to improve going forward. I would tell you that our operations, we would tell you are performing as expected, if not better, especially given the tremendous attention and our work ethic that our team has put in over the last 6 months to really partner up together and support our customers through this process. So I would tell you that we're -- our teams are running as expected. And if not better, especially with the dedication that we've seen out of them. Operator (Operator Instructions) Our next question is a follow-up from Daniel Moore from CJS Securities. Daniel Joseph Moore - CJS Securities, Inc. - MD of Research Obviously, as once again, aggressively reallocating strong cash flow. Maybe just talk about rank ordering priorities as we go forward. Obviously, CapEx to ramp up is first and foremost. But we spent a lot more on acquisitions than buybacks. Stock is kind of 10% free cash flow yield or higher by my math. So just curious how that -- you might think about that on a go-forward basis. Andy L. Nemeth - Patrick Industries, Inc. - CEO, President & Director Sure, Dan. This is Andy. I think as we look at things right now, we've got a very strong acquisition pipeline. Very excited about the candidates and partners or potential partners that are in that pipeline today, which we continue to cultivate. So we're going to continue on the strategic path there. CapEx has absolutely been a priority, especially with the anticipated capacity opportunities next year. And so we definitely have pulled that forward in Q2 or Q3, Q4 here. And probably a little bit into Q1. But overall, I think we're going to be well situated there. And as it relates to buybacks, we always stay disciplined in the market, and we always have plans in place based on our metrics and expectations and forecast and modeling and returns to be able to repurchase shares. So I would expect us to continue as we have down the path and continue to execute on all those, all the while continuing to support our dividend policy as well. So the strength of our cash flows is very strong. Our liquidity position, our leverage position is in a great spot today. So we couldn't be more excited about our opportunities that are in front of us strategically. 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

OCTOBER 29, 2020 / 2:00PM, PATK.OQ - Q3 2020 Patrick Industries Inc Earnings Call Operator Thank you. We've reached the end of our question-and-answer session. I'd like to turn the floor back over to management for any further or closing comments. Julie Ann Kotowski - Patrick Industries, Inc. - Director of IR Thanks, Kevin. We appreciate everyone for being on the call today and look forward to talking to you again at our fourth quarter 2020 conference call. A replay of today's call will be archived on Patrick's website, www.patrickind.com under Investor Relations. Now I'll turn the call back over to operator. Operator Thank you. That does conclude today's teleconference. You may disconnect your line at this time, and have a wonderful day. We thank you for your participation. Editor Company Disclaimer This transcript contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of the continuing financial and operational uncertainty due to the COVID-19 pandemic, including its impact on the overall economy, our sales, customers, operations, team members, suppliers, and the countries where we have operations or from which we source products and raw materials, such as China; adverse economic and business conditions, including cyclicality and seasonality in the industries we sell our products; the deterioration of the financial condition of our customers or suppliers; the ability to adjust our production schedules up or down quickly in response to rapid changes in demand; the loss of a significant customer; changes in consumer preferences; pricing pressures due to competition; conditions in the credit market limiting the ability of consumers and wholesale customers to obtain retail and wholesale financing for RVs, manufactured homes, and marine products; the imposition of restrictions and taxes on imports of raw materials and components used in our products; information technology performance and security; any increased cost or limited availability of certain raw materials; the impact of governmental and environmental regulations, and our inability to comply with them; our level of indebtedness; the ability to remain in compliance with our credit agreement covenants; the availability and costs of labor and production facilities and the impact of labor shortages; inventory levels of retailers and manufacturers; the ability to generate cash flow or obtain financing to fund growth; future growth rates in the Company's core businesses; realization and impact of efficiency improvements and cost reductions; the successful integration of acquisitions and other growth initiatives; increases in interest rates and oil and gasoline prices; the ability to retain key executive and management personnel; the disruption of business resulting from natural disasters or other unforeseen events, and adverse weather conditions impacting retail sales. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. Each forward-looking statement speaks only as of the date of the audio event, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

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